UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 10, 2009

OPPENHEIMER HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission File Number:   1-12043

Ontario, Canada	98-0080034
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

PO Box 2015, Suite 1110

20 Eglinton Avenue West

Toronto Ontario Canada  M4R 1K8

(Address of principal executive offices, including zip code)

(416) 322-1515

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On March 11, 2009, Oppenheimer Holdings Inc. (“OPY”) issued a press release announcing that the Board of Directors of OPY approved a change of the jurisdiction of incorporation of OPY from the federal jurisdiction of Canada to the State of Delaware, subject to receipt of shareholder approval, the authorization of the Director of the Canadian Business Corporations Act and the filing of a certificate of corporate domestication and a certificate of incorporation with the State of Delaware.

The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

OPY intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the proposed domestication and to mail a definitive proxy statement and other relevant documents to OPY shareholders.  Shareholders of OPY and other interested persons are advised to read, when available, OPY’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with OPY’s solicitation of proxies for the  meeting to be held to approve the proposed domestication because these proxy statements will contain important information about OPY and the proposed domestication.  The definitive proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed domestication.  Shareholders also will be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s internet site at http://www.sec.gov or by directing a request to:  Oppenheimer Holdings Inc., P.O. Box 2015, Suite 1110, 20 Eglinton Avenue West, Toronto, Ontario, Canada M4R 1K8, telephone (416) 322-1515.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.

Description

99.1

Oppenheimer Holdings Inc. Press Release issued March 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: March 11, 2009	By:	/s/ E.K. Roberts
E.K. Roberts
President and Treasurer (Duly Authorized Officer and Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.

Description

99.1

Oppenheimer Holdings Inc. Press Release issued March 11, 2009